UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

440 Stevens Avenue, Suite 200

Solana Beach, CA 92075

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                                                                      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                            ☐

Item 3.03.  Material Modifications of Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

On August 17, 2020, Organovo Holdings, Inc., a Delaware corporation (the “Company” or “Organovo”), filed a Certificate of Second Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split of the Company’s shares of common stock (the “Reverse Stock Split”).

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2020, at the Company’s Special Meeting of Stockholders held on March 26, 2020, the stockholders of the Company approved the Certificate of Amendment to effect the Reverse Stock Split at a ratio in the range of 1-for-20 to 1-for-40, with such ratio to be determined in the discretion of the Company’s board of directors and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Company’s board of directors in its sole discretion. The Company’s board of directors acted to set the Reverse Stock Split ratio at 1-for-20 and approved and authorized the filing of the Certificate of Amendment on August 14, 2020.

As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s pre-Reverse Stock Split common stock will be combined and reclassified into one (1) share of post-Reverse Stock Split common stock. Proportionate voting rights and other rights of common stock holders will not be affected by the Reverse Stock Split.

No fractional shares will be issued in connection with the Reverse Stock Split. All shares of common stock (including fractions thereof) issuable upon the Reverse Stock Split held by a stockholder of record prior to the Reverse Stock Split shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share.  Stockholders of record who would otherwise hold a fractional share of common stock will be entitled to receive payment in cash in lieu of any such resulting fractional shares of common stock as the post-Reverse Stock Split amounts of common stock will be rounded down to the nearest full share. Such cash payment in lieu of a fractional share of common stock will be calculated by multiplying such fractional interest in one share of common stock by the closing trading price of the Company’s common stock on August 14, 2020, the trading day immediately preceding the effective date of the Reverse Stock Split, and rounded up to the nearest cent.

The Reverse Stock Split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Stock Market LLC. The Reverse Stock Split will be effective at 5:00 p.m., Eastern Time, on August 18, 2020, and the Company’s common stock is expected to begin trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market at the open of the markets on August 19, 2020. The trading symbol for the common stock will remain “ONVO.”  The Company’s post-Reverse Stock Split common stock has a new CUSIP number (CUSIP No. 68620A203), but the par value and other terms of the common stock are not affected by the Reverse Stock Split.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, Inc., is acting as the exchange agent for the Reverse Stock Split.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.    Other Events.

On August 17, 2020, the Company issued a press release with respect to the Reverse Stock Split, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Second Amendment to the Certificate of Incorporation of Organovo Holdings, Inc., filed with the Secretary of State of the State of Delaware on August 17, 2020.
99.1	Press Release issued by Organovo Holdings, Inc. on August 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.
Date: August 17, 2020	/s/ Taylor Crouch
Taylor Crouch
Chief Executive Officer and President